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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 17, 2003 relating to the financial statements of URS Corporation, which is incorporated by reference in the Registration Statement on Form S-3 (No. 333-107284) and which appears in URS Corporation's Annual Report on Form 10K/A for the year ended October 31, 2002. We also consent to the reference to us under the heading "Experts" in that Registration Statement (No. 333-107284).

San Francisco, California
September 8, 2003